Exhibit 99.1
Earthstone Energy Announces Pricing of Private Offering of $500 Million of Senior Unsecured Notes due 2031

The Woodlands, Texas, June 27, 2023 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today announced that its subsidiary, Earthstone Energy Holdings, LLC (“EEH”), has priced the previously announced private offering (the “Notes Offering”) of $500 million aggregate principal amount of 9.875% senior unsecured notes due 2031 (the “Notes”). The Notes will be issued at a price of 97.968% of their principal amount.

The Notes will rank equally in right of payment with all of the EEH’s other senior indebtedness, including the Company’s senior notes due 2027 and the obligations under the Company’s revolving credit facility, and be guaranteed on a senior unsecured basis by the Company and EEH’s domestic subsidiaries that guarantee EEH’s obligations under the credit agreement that governs the revolving credit facility.

The Notes Offering is expected to close on June 30, 2023, subject to customary closing conditions. The Company intends to use the net proceeds from the Notes Offering to fund a portion of the purchase price of its previously announced acquisition (the “Novo Acquisition”) of Novo Oil & Gas Holdings, LLC (“Novo”). The Notes will be subject to a “special mandatory redemption” in the event that the Novo Acquisition is not consummated.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the Notes and the related guarantees may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States only in compliance with Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of southern New Mexico and west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “targets,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the proposed Notes Offering and the intended use of proceeds therefrom, the anticipated closing of the Notes Offering and the anticipated completion of the Novo Acquisition. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Novo Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Novo Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Novo Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Novo; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel; competition for assets, equipment, materials and qualified people; supply chain disruptions; constraints or downtime on midstream assets servicing Earthstone’s oil and gas production; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; social, market and regulatory efforts to address climate change; cybersecurity risks; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; and the direct and indirect impact on most or all of the foregoing on the continuing COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2022, subsequent reports and filings with the Securities and Exchange Commission discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward-looking statements included in this press release speak only as of the date of this press release and Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
CJeansonne@earthstoneenergy.com